UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2008
FX Real Estate and Entertainment Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33902	36-4612924
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: 212-838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 7.01 Regulation FD Disclosure
The following information is furnished herewith:
     Conditional Option Agreement with 19X, Inc.
     As previously reported by FX Real Estate and Entertainment Inc. (“FXRE” or the “Company”), on March 3, 2008, FXRE entered into a Call Agreement (the “Option Agreement”) with 19X, Inc (“19X”) pursuant to which, in consideration for annual option payments as described below, FXRE will have the right to acquire an 85% interest in the Elvis Presley business (the “Presley Interests”) currently owned and operated by CKX, Inc. (“CKX”) through its Elvis Presley Enterprises subsidiaries(“EPE”) at an escalating price over time as set forth below.
     AS HAS BEEN PREVIOUSLY DISCLOSED, 19X HAS ENTERED INTO A MERGER AGREEMENT TO ACQUIRE CKX. BECAUSE 19X WILL ONLY OWN THE PRESLEY INTERESTS UPON CONSUMMATION OF ITS PENDING ACQUISITION OF CKX, THE EFFECTIVENESS OF THE OPTION AGREEMENT IS CONDITIONED UPON THE CLOSING OF 19X’S ACQUISITION OF CKX. IN THE EVENT THAT THE MERGER AGREEMENT BETWEEN 19X AND CKX IS TERMINATED WITHOUT CONSUMMATION, THE COMPANY’S OPTION AGREEMENT WITH 19X WILL ALSO TERMINATE AND THEREAFTER HAVE NO FORCE AND EFFECT.
     Upon effectiveness of the Option Agreement, and in consideration for annual option payments described below, the Company would have the right (but not the obligation) to acquire the Presley Interests, structured as follows:
•	Beginning on the date of the closing of 19X’s acquisition of CKX (the “CKX Closing Date”) and for the ensuing 48 months, FXRE will have the right to acquire the Presley Interests for $650 million.

•	Beginning 48 months following the CKX Closing Date and for the ensuing six month period, FXRE will have the right to acquire the Presley Interests for $700 million.

•	Beginning 54 months following the CKX Closing Date and for the ensuing six month period, FXRE will have the right to acquire the Presley Interests for $750 million

•	Beginning 60 months following the date CKX Closing Date and for the ensuing six month period, FXRE will have the right to acquire the Presley Interests for $800 million

•	Beginning 66 months following the CKX Closing Date and for the ensuing six month period, FXRE will have the right to acquire the Presley Interests for $850 million
     If, as of the calendar month immediately preceding the sixth anniversary of the CKX Closing Date, EPE has not achieved certain financial thresholds, FXRE will have the right to extend the deadline to exercise its right to acquire the Presley Interests by twelve (12) months. If, as of the calendar month immediately preceding the seventh anniversary of the CKX Closing Date, EPE has still not achieved the financial thresholds, FXRE will have the right to extend the deadline to exercise its right to acquire the Presley Interests for an additional six (6) months.
     If, at the end of such six month extension period, EPE has still not achieved the financial thresholds, FXRE will have the right to either (i) reduce the purchase price for the acquisition by $50 million and proceed with the acquisition, or (ii) elect not to proceed with the acquisition.
     The total amount of the option payment is $105 million payable over five years, with each annual payment set forth below payable in four equal cash installments (except as described below) per year:
•	Year one annual payment — $15 million.

•	Year two annual payment — $15 million.

•	Year three annual payment — $20 million.

•	Year four annual payment — $25 million.

•	Year five annual payment — $30 million.

     The first installment for year one’s annual payment shall become due and payable on the later of (i) the closing of 19X’s acquisition of CKX, and (ii) August 15, 2008. The date on which such first installment is paid is referred to as the “Initial Installment Date.” The three remaining installments for year one’s annual payment will be due on the 90th, 180th and 270th day after the Initial Installment Date. For each subsequent annual payment for years two through five, the first installment will be due on the ensuing anniversary date of the Initial Installment Date and the three remaining installments will be due on the 90th, 180th and 270th day thereafter.
     Notwithstanding the foregoing during each of the first two years, FXRE can pay up to two installment payments in any twelve month period by delivery of an unsecured promissory note (rather than cash) which shall become due and payable on the earlier of (i) the closing of the acquisition of the Presley Interests, and (ii) the termination of the Option Agreement. The promissory notes shall bear interest at the rate of 10.5% per annum.
     Pursuant to the Option Agreement, subject to it becoming effective, 19X has made certain representations and warranties regarding the Presley Interests and the Elvis Presley business and has made certain covenants regarding the ownership of the Presley Interests and ownership and operation of the Elvis Presley business during the term of the Option Agreement. 19X is required, upon our request, to annually reaffirm these representations and warranties and covenants. Subject to certain limitations, 19X has agreed to indemnify FXRE for breach of such representations and warranties and covenants. In limited and specified circumstances, FXRE’s obligation to make annual option payments shall cease and 19X shall be obligated to refund certain prior payments.
     CKX and EPE have previously disclosed that they have held meetings with government officials in Memphis, Tennessee regarding preliminary plans to redevelop and expand the Graceland attraction as the centerpiece of the Whitehaven section of Memphis. The master plan incorporates approximately 104 acres surrounding and contiguous to the Graceland mansion property and is expected to include a new visitor center, exhibition space, retail, hotel, convention facilities, public open space and parking on both sides of Elvis Presley Boulevard. Under its existing License Agreement with EPE, the Company has exercised its option to build the first hotel as part of the Graceland master redevelopment plan and has the right to build two additional hotels under certain conditions, but the Company does not have the right to participate in the design for the overall master plan.
     Under the terms of the Option Agreement, FXRE has agreed to undertake an expanded role in the overall development of EPE’s Graceland master plan. The parties have agreed to reasonably cooperate with one another in good faith to prepare a master plan for the redevelopment of the Graceland site, with each party bearing 50% of the costs associated with preparation of the master plan, provided that 19X shall be reimbursed costs in excess of $2.5 million by the Company at the first to occur of (i) the Company terminates its involvement in the master plan process, (ii) the Company exercises the right to acquire the Presley Interests, or (iii) Company terminates the Option Agreement as a result of certain actions by 19X. In the event the parties cannot agree on the design for the master plan, then 19X shall have the right to complete the development in its sole discretion, subject to FXRE’s rights under its license agreement with EPE, provided, however, that FXRE shall have the right to provide input into the redevelopment and be reasonably informed as to the status thereof, although all final decisions in respect thereof shall be made by 19X in its sole discretion.
     Under the Option Agreement, FXRE is not entitled to exercise its right to acquire the Presley Interests without the unanimous approval of the independent directors of its board based upon the recommendation of a special committee of the board composed entirely of independent directors empowered to review and oversee such exercise, if such a recommendation of a special committee of independent directors and such approval by the independent directors of the board is advisable under applicable law based upon the advice of FXRE’s counsel.
     If FXRE elects to exercise its right to acquire the Presley Interests, the closing of the acquisition will be contingent upon regulatory approval and the satisfaction of customary closing conditions.

     If the Option Agreement becomes effective, FXRE will need to seek financing to fund the annual option payments that are not otherwise payable by delivery of the unsecured promissory notes, as the Company’s current cash flow and cash on hand are not sufficient to fund these cash payments.
     EPE, which is currently owned 85% by CKX, Inc. and 15% by the Promenade Trust, consists of entities which own and/or control the commercial utilization of the name, image and likeness of Elvis Presley, the operation of the Graceland museum and related attractions, as well as revenue derived from Elvis Presley’s television specials, films and certain of his recorded musical works, collectively referred to herein as the “Presley Business.” EPE consists primarily of two components: first, intellectual property, including the licensing of the name, image, likeness and trademarks associated with Elvis Presley, as well as other owned and/or controlled intellectual property and the collection of royalties from certain motion pictures, television specials and recorded musical works and music compositions; and second, the operation of the Graceland museum and related attractions and retail establishments, including Elvis Presley’s Heartbreak Hotel and other ancillary real estate assets in Memphis, Tennessee. As described under “— Hotel(s) at Graceland” above, Elvis Presley Enterprises has disclosed preliminary plans to redevelop and expand the Graceland attraction, incorporating 104 acres surrounding and contiguous to the Graceland mansion property. The master plan is expected to include a new visitor center, exhibition space, retail, hotel, convention facilities, public open space and parking on both sides of Elvis Presley Boulevard. The Presley business has also announced that it has entered into an exclusive arrangement with Cirque du Soleil for the creation, development, production and promotion of “Elvis Presley Projects,” featuring touring and permanent shows, as well as multimedia interactive “Elvis Experiences,” throughout the world. Elvis Presley Enterprises, together with Cirque Du Soleil, has entered into an agreement with MGM MIRAGE to create a permanent Elvis Presley show at the CityCenter hotel/casino, which is currently under construction in Las Vegas. The show, which is expected to open with the hotel in November 2009, will consist of a creative combination of live musicians and singers, projections, dance and the latest in multimedia sound and lighting technology intended to offer an emotional bond with the audience.
     The foregoing description of the Option Agreement is not complete and is qualified in its entirety by reference to the full text of the Option Agreement, a copy of which is furnished herewith as Exhibit 10.1 and incorporated herein by reference.
Conditional Amendment to License Agreement With Elvis Presley Enterprises
     As has been previously disclosed, FXRE is party to a license agreement with EPE which grants FXRE the exclusive right to use Elvis Presley-related intellectual property in connection with designing, constructing, operating, and promoting Elvis Presley-themed real estate and attraction based properties, including Elvis Presley-themed hotels, casinos, theme parks and lounges (subject to certain restrictions, including, but not limited to, certain approval rights of EPE). The license agreement also gives FXRE the option to construct and operate one or more of the hotels to be developed as part of the master plan for Graceland. Under the terms of our license agreement with Elvis Presley Enterprises, we are required to pay a guaranteed minimum royalty payment (against royalties payable for the year in question) to Elvis Presley Enterprises of $9 million in each of 2007, 2008 and 2009, $18 million in 2010, 2011 and 2012, $22 million in each of 2013, 2014, 2015 and 2016, and increasing by 5% for each year thereafter
     As previously reported by FXRE, on March 3, 2008, FXRE entered into an agreement with 19X to amend the License Agreement between our Company and EPE.
     BECAUSE 19X WILL ONLY OWN THE PRESLEY INTERESTS UPON CONSUMMATION OF ITS PENDING ACQUISITION OF CKX, THE EFFECTIVENESS OF THE LICENSE AMENDMENT IS CONDITIONED UPON THE CLOSING OF 19X’S ACQUISITION OF CKX. IN THE EVENT THAT THE MERGER AGREEMENT BETWEEN 19X AND CKX IS TERMINATED WITHOUT

CONSUMMATION OR THE MERGER FAILS TO CLOSE FOR ANY REASON, THE LICENSE AMENDMENT WITH 19X WILL NEVER BECOME EFFECTIVE AND THEREFORE HAVE NO FORCE AND EFFECT.
     If and when effective, the amendment to the License Agreement will provide that, if, by the date that is 7 1/2 years following the CKX Closing Date, EPE has not achieved certain financial projections, FXRE will be entitled to a reduction of $50 million against 85% of the payment amounts due under the EPE license agreement, with such reduction to be taken ratably over the ensuing three year period, provided, however, that if the Company has failed in its obligations to build any hotel to which it had previously committed under the definitive Graceland master plan, then this reduction shall not apply.
     The amendment to the License Agreement also provides that FXRE may lose its right to construct hotel(s) as part of the Graceland master redevelopment plan (i) in the event FXRE approves a master plan design (as contemplated under the Option Agreement with 19X) but subsequently fails to deliver a notice within ten (10) days of such approval of its intent to proceed with the hotels contemplated in the master plan, or (ii) in the alternative, if the Company fails to deliver its notice of intent to proceed in accordance with the definitive master plan within ninety (90) days of presentation of a master plan that 19X has agreed to undertake but which the Company has not approved.
     The foregoing description of the Conditional Amendment to the License Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement and Form of Amendment to the License Agreement, copies of which are furnished herewith as Exhibit 10.2 and incorporated herein by reference.
Approval Process
     Because FXRE’s Chairman and Chief Executive Officer, Robert F.X. Sillerman, is also the Chairman and President of 19X, the Option Agreement and the Amendment to the Elvis Presley Enterprises License Agreement with 19X are deemed affiliated transactions and therefore required the review and oversight of a special committee of FXRE’s independent directors. A special committee comprised of Messrs. David M. Ledy and Harvey Silverman was established to review and oversee the transaction. The special committee engaged The Salter Group to serve as its independent financial advisor in connection with the review of the financial terms of the Option Agreement and engaged independent legal counsel to assist in its review and oversight of the transaction. On March 3, 2008, The Salter Group delivered a written opinion to the special committee to the effect that, as of that date and based upon and subject to certain assumptions, factors and qualifications, the consideration (consisting of certain option payments and the purchase price) proposed to be paid by FXRE in accordance with the terms of the Option Agreement is fair from a financial point of view to FXRE. FXRE’s board of directors, acting upon the unanimous recommendation of the special committee, has (except for abstentions by directors affiliated with 19X or EPE) unanimously approved the transaction.
     In connection with the review of the transactions, FXRE senior management, the special committee and its financial advisor were presented by 19X with certain financial projections for Elvis Presley Enterprises. The Company has been advised that CKX and EPE do not as a matter of course make public projections as to future performance or earnings and are especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, these financial projections were prepared by senior management of 19X and were made available to FXRE senior management as well as to the special committee and its financial advisor in connection with their respective considerations of the transaction. These projections are based on information provided to 19X by CKX and EPE in accordance with certain obligations of CKX under the merger agreement with 19X, including its obligation to provide cooperation reasonably requested by 19X in connection with its financing of the merger transaction. The Company has included a compilation of the projections that it deems relevant and material to give its stockholders access to certain non-public information considered by FXRE’s senior management, the special committee and their advisors for purposes of considering and evaluating the transaction. The inclusion of this information should not be regarded as an indication that any member of FXRE senior management, the special committee, the board of directors, the financial advisor or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

     19X advised the recipients of the projections that the internal financial forecasts, upon which the projections were based, are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond 19X’s control. The projections also reflect estimates and assumptions related to the business of Elvis Presley Enterprises that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond Elvis Presley Enterprises’ control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected.
     Projections of this type are based on estimates and assumptions that are inherently subject to factors such as the factors described in CKX’s Securities and Exchange Commission public filings, which factors may cause the financial projections or the underlying assumptions to be inaccurate. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year.
     For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the inclusion of a compilation of these financial projections in this Form 8-K should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company does not intend to update or otherwise revise the financial projections or the compilation presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. The financial projections do not take into account any circumstances or events occurring after the date they were prepared and will not be updated.
     Set forth below is a compilation of the financial projections that were reviewed and considered by FXRE senior management, the special committee and its financial advisor.
Elvis Presley Enterprises
5 Year Plan

	2008	2009	2010	2011	2012	2013
(in 000’s)	Budget	Plan	Plan	Plan	Plan	Plan

Licensing/royalties	$17,458	$18,331	$19,247	$20,210	$21,220	$22,281
Graceland operations	29,063	30,516	32,042	50,679	65,039	68,290
Other	13,345	10,790	2,929	3,118	4,820	3,528
Cirque shows	—	—	15,156	45,555	48,148	49,723
FXRE	9,000	9,000	18,000	18,000	21,600	45,376

Total revenue	$68,866	$68,637	$87,375	$137,563	$160,827	$189,199

Total OIBDAN (1)	$29,005	$31,743	$54,933	$101,120	$119,995	$147,642

Maintenance Capex	$1,248	$1,310	$1,376	$1,445	$1,517	$1,593
Growth Capex	9,100	19,015	52,000	12,000	10,000	—

Total Capex	$10,348	$20,325	$53,376	$13,445	$11,517	$1,593

(1) OIBDAN is a financial measure of operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets and non-cash compensation. 19X considers OIBDAN to be an important indicator of the future operational strengths and performance of Elvis Presley Enterprises and, if it completes the acquisition of CKX, one of the critical measures it will use to manage and evaluate Elvis Presley Enterprises, including the ability to provide cash flows to service debt. However, a limitation of the use of OIBDAN as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in Elvis Presley Enterprises. Accordingly, OIBDAN should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (GAAP) as OIBDAN is not a GAAP equivalent measurement.
     The information in this Report, including the Exhibits, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

10.1	Call Agreement dated as of March 3, 2008 by and between 19X, Inc. and FX Real Estate and Entertainment Inc.*
10.2	Letter Agreement dated as of March 3, 2008 by and between 19X, Inc. and FX Real Estate and Entertainment Inc. and Form of Amendment No. 2 to License Agreement between Elvis Presley Enterprises, Inc. and FX Luxury Realty LLC*

*	Incorporated by reference to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-149032), filed with the Commission on March 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.
BY:	/s/ Mitchell J. Nelson
Name:	Mitchell J. Nelson
Title:	Executive Vice President, General Counsel

DATE: March 4, 2008